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                                                                    EXHIBIT 23.3


                CONSENT OF MIDCON INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 23, 1998, on MidCon Corp.'s consolidated financial statements for the year ended December 31, 1997, included in the K N Energy, Inc. Form 8-K/A dated February 12, 1998, and to the incorporation by reference in this Registration Statement of our report dated January 31, 1997, on MidCon Corp.'s consolidated financial statements for the year ended December 31, 1996, included in the K N Energy, Inc. Form 8-K dated January 16, 1998, and to all references to our Firm included in this Registration Statement.





                                                         /s/ ARTHUR ANDERSEN LLP




Chicago, Illinois
December 2, 1998.